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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of ERP Operating Limited Partnership on Form S-3, as amended (File No. 33-84892), and the related Prospectus, of our report dated November 7, 1996 with respect to the Combined Statement of Revenue and Certain Expenses of the 1996 Acquired Properties for the year ended December 31, 1995, in the Current Report of ERP Operating Limited Partnership on Form 8-K, dated November 15, 1996.

                                               Ernst & Young LLP


Chicago, Illinois
November 18, 1996